Exhibit 10 (o)

ALBERTO-CULVER COMPANY

2006 STOCK OPTION PLAN

FOR NON-EMPLOYEE DIRECTORS

1.     Purpose. The principal purpose of the 2006 Stock Option Plan for Non-Employee Directors (the “Director Plan”) is to benefit Alberto-Culver Company (the “Company”) and its subsidiaries by offering its non-employee directors an opportunity to become holders of the Company’s Common Stock, par value $.01 per share (“Common Stock”), in order to enable them to represent the viewpoint of other stockholders of the Company more effectively and to encourage them to continue serving as directors of the Company. At the time of approval by the stockholders of the Company, the name of the Company was New Aristotle Holdings, Inc. Following the time of approval, the name of the Company will be changed to Alberto-Culver Company.

2.     Administration. The Director Plan shall be administered by the Board of Directors, whose interpretation of the terms and provisions of the Director Plan shall be final, conclusive and binding. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Director Plan or any option thereunder.

3.     Eligibility. Options shall be granted under this Director Plan only to members of the Board of Directors who are not officers or employees of the Company or any of its subsidiaries.

4.     Granting of Options.

(a)   An option to purchase approximately $300,000 of Common Stock from the Company shall be automatically granted by the Board of Directors, without further action required, to each director of the Company upon his or her initial election or appointment as a director of the Company (“Initial Grant”); provided such director is eligible at that time under the terms of paragraph 3 of this Director Plan and was not a director of the Company prior to November 1, 2006. The number of shares subject to such option shall be calculated by dividing $300,000 by the Fair Market Value (as defined in Section 5) of the Company’s Common Stock on the option grant date rounded to the nearest 100 shares. No person may be granted more than one option pursuant to this paragraph 4(a) of this Director Plan. Any director initially elected or appointed as a director of the Company after November 1, 2006 and prior to December 1, 2006 shall receive an Initial Grant on December 1, 2006.

(b)   An option to purchase approximately $150,000 of Common Stock from the Company shall be automatically granted by the Board of Directors, without further action required, on January 25, 2007 and subsequently on the date of every Annual Meeting of the Stockholders of the Company commencing with the Annual Meeting of the Stockholders of the Company following the effective date of this Director Plan as set forth in Section 13, to each director of the Company (“Subsequent Grant”); provided such director is eligible at that time under the terms of paragraph 3 of this Director Plan. The number of shares subject to such option shall be calculated by dividing $150,000 by the Fair Market Value (as defined in Section 5) of the Company’s Common Stock on the option grant date rounded to the nearest 100 shares. No director who has received an Initial Grant shall be entitled to receive a Subsequent Grant during the same fiscal year of the Company and no director shall be entitled to receive more than one Subsequent Grant in any fiscal year of the Company.

(c)   An aggregate of 500,000 shares of Common Stock shall be available under this Director Plan. Such number of shares, and the number of shares subject to options outstanding under this Director Plan, shall be subject in all cases to adjustment as provided in paragraph 10. Shares subject to options may be made available from unissued or treasury shares of stock. If any option granted under the Director Plan shall terminate or be surrendered or expire unexercised, in whole or in part, the shares so released from such option may be made the subject of additional options granted under the Director Plan.

(d)   Nothing contained in this Director Plan or in any option granted pursuant hereto shall confer upon any optionee any right to continue serving as a director of the Company or interfere in any way with any right of the Board of Directors or stockholders of the Company to remove such director pursuant to the certificate of incorporation or by-laws of the Company or applicable law.

5.     Option Price.  Subject to adjustment under paragraph 10, the option price shall be the Fair Market Value (as defined below) of the Company’s Common Stock on the date the option is granted. For purposes of the Director Plan, “Fair Market Value” shall mean the average of the high and low transaction prices of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported.

6.     Duration of Options, Increments and Extensions.  Subject to the provisions of paragraph 8, each option shall be for a term of ten (10) years. Subject to the provisions of paragraph 11, each option shall become exercisable with respect to 25% of the total number of shares on the day preceding the one (1) year anniversary of the date of grant and with respect to an additional 25% at the end of each twelve-month period thereafter during the succeeding three years.

7.     Exercise of Option.  An option may be exercised by giving written notice to the Company specifying the number of shares of Common Stock to be purchased, accompanied by the full purchase price for such number of shares, (i) in cash, (ii) by check, (iii) by delivery of previously owned shares of Common Stock, or (iv) by a combination of these methods of payment. However, under no circumstances may any optionee deliver previously owned shares of Common Stock obtained from the exercise of options under any stock option plan of the Company during the six months immediately preceding the exercise date. The per share value of the Common Stock delivered in payment of the option price shall be the Fair Market Value of the Common Stock on the date of exercise.

8.     Termination - Exercise Thereafter.

(a)   Upon the death of an optionee, all unvested options shall immediately vest and the executors or administrators of his or her estate or legatees or distributees shall have the right during the one (1) year period following his or her death (but not after the expiration of the term of any such options) to exercise any unexercised options.

(b)   Upon any optionee’s resignation from the Board of Directors due to disability or retirement, all unvested options shall immediately vest and the optionee’s options shall terminate one (1) year after his or her resignation (but not after the expiration of the term of any such option)

(c)   If the optionee’s termination from service on the Board of Directors is for any reason other than death, disability or retirement, the optionee’s options shall terminate three (3) months after his or her termination (but not after the expiration of the term of any such option).

9.     Non-Transferability of Options.   No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution, and each option shall be exercisable during an optionee’s lifetime only by the optionee.

10.    Adjustment upon Change in Stock.   Each option, the number and kind of shares subject to future options and the number of shares subject to options that shall be automatically granted by the Board of Directors under the Director Plan shall be adjusted, as may be determined to be equitable in the sole and absolute discretion of the Board of Directors, in the event there is any change in the outstanding Common Stock, or any event that could cause a change in the outstanding Common Stock, including, without limitation, by reason of a stock dividend, recapitalization, reclassification, issuance of Common Stock, extraordinary cash dividend, issuance of rights to purchase Common Stock, issuance of securities convertible into or exchangeable for Common Stock, merger, consolidation, stock split, reverse stock split, spin-off, combination, exchange or conversion of shares, or any other similar type of event. The Board of Director’s determination of any adjustment pursuant to this paragraph 10 shall be final, conclusive and binding.

11.    Change in Control

(a)  (1)  Notwithstanding any provision of the Director Plan, in the event of a Change in Control, all outstanding options shall immediately be exercisable in full and shall be subject to the provisions of paragraph 11(a)(2) or 11(a)(3), to the extent that either such paragraph is applicable. If neither paragraph 11(a)(2) or 11(a)(3) is applicable, in whole or in part, the Board of Directors shall make such reasonable adjustments to the exercise price, number of shares subject to options, type of shares subject to options, and/or any other term so that no outstanding option is adversely affected or impaired by such Change in Control.

(2)   Notwithstanding any provision of the Director Plan, in the event of a Change in Control in connection with which the holders of shares of the Company’s Common Stock receive shares of common stock that are registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), all outstanding options shall immediately be exercisable in full and there shall be substituted for each share of the Company’s Common Stock available under the Director Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding share of the Company’s Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share of each option and/or the number of shares subject to future options shall be appropriately adjusted by the Board of Directors, such adjustments to be made without an increase in the aggregate purchase price.

(3)   Notwithstanding any provision in the Director Plan, in the event of a Change in Control in connection with which the holders of the Company’s Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding option shall be surrendered to the Company by the holder thereof, and each such option shall immediately be cancelled by the Company, and the holder shall receive, within ten (10) days of the occurrence of such Change in Control, a cash payment from the Company in an amount equal to the number of shares of the Company’s Common Stock then subject to such option, multiplied by the excess, if any, of (i) the greater of (A) the highest per share price offered to holders of common stock of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of the Company’s Common Stock on the date of occurrence of the Change in Control over (ii) the purchase price per share of the Company’s Common Stock subject to the option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder providing for an exemption from Section 16(b) of the Exchange Act.

(b)  “Change in Control” means:

(1)   The occurrence of any one or more of the following events:

(A)    The acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of both (x) 20% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) and (y) combined voting power of Outstanding Company Voting Securities in excess of the combined voting power of the Outstanding Company Voting Securities held by the Exempt Persons (as such term is defined in paragraph 11(c)); provided, however, that a Change in Control shall not result from an acquisition of Company Voting Securities:

(i)   directly from the Company, except as otherwise provided in paragraph 11(b)(2)(A);

(ii)  by the Company, except as otherwise provided in paragraph 11(b)(2)(B);

(iii)  by an Exempt Person;

(iv)  by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(v)  by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i) and (ii) of paragraph 11(b)(1)(C) shall be satisfied.

(B)    The cessation for any reason of the members of the Incumbent Board (as such term is defined in paragraph 11(d)) to constitute at least a majority of the Board of Directors.

(C)    Consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation:

(i)  more than 60% of the combined voting power of the then outstanding securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners of the combined voting power of all of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation; and

(ii)  at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such reorganization, merger or consolidation.

(D)    Consummation of the sale or other disposition of all or substantially all of the assets of the Company other than (x) pursuant to a tax-free spin-off of a subsidiary or other business unit of the Company or (y) to a corporation with respect to which, immediately after such sale or other disposition:

(i)  more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the combined voting power of all of the Outstanding Company Voting Securities immediately prior to such sale or other disposition; and

(ii) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such sale or other disposition.

(E)    Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

(2)   Notwithstanding the provisions of paragraph 11(b)(1):

(A)    no acquisition of Company Voting Securities shall be subject to the exception from the definition of Change in Control contained in clause (i) of paragraph 11(b)(1)(A) if such acquisition results from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company; and

(B)    for purposes of clause (ii) of paragraph 11(b)(1)(A), if any Person (other than the Company, an Exempt Person or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall, by reason of an acquisition of Company Voting Securities by the Company, become the beneficial owner of (x) 20% or more of the combined voting power of the Outstanding Company Voting Securities and (y) combined voting power of Outstanding Company Voting Securities in excess of the combined voting power of the Outstanding Company Voting Securities held by the Exempt Persons, and such Person shall, after such acquisition of Company Voting Securities by the Company, become the beneficial owner of any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control.

(c)   “Exempt Person” (and collectively, the “Exempt Persons”) means:

(1)   Leonard H. Lavin or Bernice E. Lavin;

(2)   any descendant of Leonard H. Lavin and Bernice E. Lavin or the spouse of any such descendant;

(3)   the estate of any of the persons described in paragraph 11(c)(1) or (2);

(4)   any trust or similar arrangement for the benefit of any person described in paragraph 11(c)(1) or (2); or

(5)   the Lavin Family Foundation or any other charitable organization established by any person described in paragraph 11(c)(1) or (2).

(d)   “Incumbent Board” means those individuals who, as of November 1, 2006, constitute the Board of Directors, provided that:

(1)   any individual who becomes a director of the Company subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved either by the vote of at least a majority of the directors then comprising the Incumbent Board or by the vote of at least a majority of the combined voting power of the Outstanding Company Voting Securities held by the Exempt Persons shall be deemed to have been a member of the Incumbent Board; and

(2)   no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board or the Exempt Persons for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors or the Exempt Persons shall be deemed to have been a member of the Incumbent Board.

12.    Amendment of Director Plan.  The Board of Directors may amend or discontinue this Director Plan at any time; provided, however, that no such amendment or discontinuance shall, without the approval of the stockholders except as provided in paragraph 10, (i) increase the total number of shares for which options may be granted to eligible directors pursuant to this Director Plan or (ii) change the purchase price. In addition, no amendment or discontinuance of the Director Plan shall adversely affect or impair any option previously granted, without the consent of the optionee.

13.    Stockholder Adoption.  The Director Plan was approved and adopted by stockholders of the Company on November 13, 2006 and shall become effective on the date that the Delaware corporation having the name or previously having the name New Sally Holdings, Inc. (“New Sally”) distributes the then outstanding Common Stock of the Company to holders of common stock, $.01 par value per share, of New Sally (the “Distributions”).

14.    Substitute Awards.   Upon the Distributions, the Board of Directors shall be authorized to grant substitute options under the Director Plan (“Substitute Options”) to purchase Common Stock of the Company, in accordance with the terms of the Employee Matters Agreement, dated as of June 19, 2006, among New Sally, Sally Holdings, Inc., Alberto-Culver Company, as then constituted, and the Company (the “Employee Matters Agreement”), to holders of options to purchase common stock of New Sally (“New Sally Options”). The aggregate number of shares of Common Stock subject to Substitute Options shall not exceed the number determined by multiplying (i) the number of shares of

New Sally common stock subject to the New Sally Options that are converted into New Alberto Options pursuant to the Employee Matters Agreement by (ii) the ratio of the Alberto-Culver Pre-Distribution Stock Price over the New Alberto-Culver Post Distribution Stock Price, as such terms are defined in the Employee Matters Agreement. The Board of Directors shall determine the exercise price and number of shares of Common Stock subject to each Substitute Option in a manner that preserves the intrinsic value of the New Sally Option to which such Substitute Option relates. The terms and conditions of each Substitute Option, including, without limitation, the expiration date of the option, the duration of the exercise period and the method of exercise shall be the same as those of the New Sally Option to which the Substitute Option relates.